                      CAESARS WORLD, INC. AND SUBSIDIARIES
                      COMPUTATION OF NET INCOME PER SHARE


                                                    Fiscal year ended July 31,
                                            -----------------------------------------
                                                1994           1993           1992
                                            -----------    -----------    -----------
Net income used in calculation of
earnings per share                          $78,361,000    $83,215,000    $66,005,000
                                            -----------    -----------    -----------
                                            -----------    -----------    -----------
Shares used in calculation of earnings
 per share
  Weighted average shares outstanding
   during the period, before common stock
   equivalents                               24,047,000     23,853,000     23,619,000

  Common stock equivalents
   Stock options and restricted
   common stock (a)                             520,000       622,000         548,000
                                            -----------    -----------    -----------
  Shares used in calculation of primary
   earnings per share (b)                    24,567,000     24,475,000     24,167,000
                                            -----------    -----------    -----------
                                            -----------    -----------    -----------


Net income per common share                       $3.19          $3.40          $2.73
                                            -----------    -----------    -----------
                                            -----------    -----------    -----------


(a) Only common stock equivalents which are dilutive are included in the calculation.

(b) "Additional common equivalents" used in the computation of fully diluted earnings per share are less than 3 percent of shares used for calculation of primary earnings per share. Therefore a computation of fully diluted earnings per share is not required.


                                   EXHIBIT 11